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National Instruments Announces Plan for CEO Transition
Austin, Texas - October 29, 2019 - NI (Nasdaq: NATI) today announced that Alex Davern will step down as Chief Executive Officer of NI, effective January 31, 2020. The NI Board of Directors has appointed current President and COO, Eric Starkloff, as NI President and CEO, effective February 1, 2020. Davern will take up a teaching position at the University of Texas McCombs School of Business starting in the Fall of 2020. Davern will remain on staff at NI as strategic advisor to the CEO through May and will continue to serve on the NI Board of Directors.
Board Chairman Michael McGrath said, "The board appointed Alex as CEO in 2016 to lead the transition from our founder, Dr. James Truchard. Over the past three years, he led NI and shaped a new core strategic vision, expanded our strategy to provide more complete systems for our customers, aligned the company to focus on growth industries and delivered record results. The board’s intention, after a successful transition from the founder, was to appoint the next CEO to lead the company to achieve this new vision. After considering alternatives, we unanimously selected Eric as our next CEO to lead NI into a very promising future. Alex will leave NI stronger, with experienced leaders and a clear strategy. We are excited to have Eric as our new leader as he has proven to the board that he is the most qualified person to take NI to the next level."
Davern, CEO said, "I have thoroughly enjoyed being part of NI’s incredible success since joining in 1994, one year before the IPO, and I am confident the company is well positioned to deliver on its growth strategy. I am proud of the progress our employees made in significantly improving our operating results and we have developed a team of highly experienced leaders. I have worked with Eric for many years and have great confidence that as CEO, he will continue to take NI forward to realize the company’s long-term potential."
Starkloff, President and COO said, "It has been an honor to work alongside Alex for the past 22 years and I want to thank him for his mentorship and his significant contributions to NI. I am confident in our strategy and our team, and I believe we are in a position of strength to deliver on our goals.  I look forward to taking on the responsibility of CEO, as we connect our deep engineering experience and software-connected systems with our incredible customers who are taking on the complex challenges shaping humanity."
This leadership transition will be discussed during the Q3 2019 earnings call today at 4:00 p.m. CST.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding remaining as strategic advisor to the CEO through May, continuing to serve on the NI Board of Directors, leading NI into a very promising future, leaving NI stronger, with experienced leaders and a clear strategy, being excited to have Eric as our new leader as he is the most qualified person to take NI to the next level, being confident the company is well positioned to deliver on its growth strategy, having great confidence that as CEO, he will continue to take NI forward to realize the company’s long-term potential, being confident in our strategy and our team, belief that we are in a position of strength to deliver on our goals, and looking forward to taking on the responsibility of CEO as we connect our deep engineering experience and software-connected systems with our incredible customers who are taking on the complex challenges shaping humanity. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2018, its Form 10-Q for the quarter ended June 30, 2019 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)

LabVIEW, National Instruments, NI, ni.com and are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.